EXHIBIT 99.1

First Data Reports Third Quarter 2017 Financial Results

•	Q3 consolidated revenue of $3.1 billion, up 5%

•	Q3 total segment revenue of $1.9 billion, up 5%; up 3% on an organic constant currency basis(a)

•	Q3 net income of $296 million, up 124%; diluted EPS of $0.31, up 121%

•	Q3 adjusted net income of $373 million, up 20%; adjusted diluted EPS of $0.40, up 18%

•	Q3 total segment EBITDA of $787 million, up 6%; up 5% on an organic constant currency basis(a)

•	Q3 cash flow from operations of $581 million; free cash flow of $370 million

•	Announced definitive agreement to acquire BluePay

NEW YORK, OCTOBER 30, 2017 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology, today reported financial results for the third quarter ended September 30, 2017. Consolidated revenue for the third quarter was $3.1 billion, up 5% versus the prior year period. Total segment revenue was $1.9 billion for the quarter, up 5% versus the prior year period, or up 3% on an organic constant currency basis.

Net income attributable to First Data for the third quarter of 2017 was $296 million, or $0.31 per diluted share, up 124% and 121%, respectively, from third quarter of 2016 comparable figures. The increase in net income attributable to First Data was driven by a significant discrete tax item in the current period (see "Income Tax (Benefit) / Expense," below), improved operating results and lower interest expense.

Adjusted net income, which modifies net income for items such as debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs, discrete tax items and other items, was $373 million, or $0.40 per diluted share, up 20% and 18%, respectively, from third quarter of 2016 comparable figures. The increase was primarily driven by improved operating results and lower interest expense.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the third quarter 2017 was $787 million, up 6% versus the prior year period, or up 5% on an organic constant currency basis.

(a)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period. Impacts to growth rates from acquisitions/divestitures only relate to the GBS segment.

“During the quarter we saw solid results in our GFS and NSS segments with strong performances across all of our international businesses,” said First Data Chairman and CEO Frank Bisignano. “We continue to make significant progress in establishing First Data as a major player in the ISV market, driven by the addition of CardConnect’s cutting-edge ISV product suite and the highly complementary acquisition of BluePay, which brings to us innovative Card-Not-Present integrated solutions,” Bisignano added.

Segment Results

Global Business Solutions (GBS)

Third quarter 2017 GBS segment revenue was $1.1 billion, up 5% versus the prior year period, or up 2% on an organic constant currency basis. Within geographic regions, North America revenue of $833 million was up 2% versus the prior year period or down 3% on an organic constant currency basis. The North America region's results were negatively impacted by the non-recurrence of previously disclosed unusual items that benefited the prior year period's results and a decline in JV revenue. EMEA revenue was $150 million, up 9% versus the prior year, or up 6% on an organic constant currency basis, primarily driven by growth in the United Kingdom and Germany. Latin America revenue was $72 million, up 53%, or up 61% on an organic constant currency basis, driven by strong results in Brazil and Argentina. APAC revenue was $39 million, down 8%, or up 18% on an organic constant currency basis, primarily driven by growth in India.

Third quarter 2017 GBS segment expenses were $629 million, up 7% versus the prior year period, or up 3% on an organic constant currency basis.

Third quarter 2017 GBS segment EBITDA was $465 million, up 2% versus the prior year period, or flat on an organic constant currency basis. Reported segment EBITDA margin declined 100 basis points to 42.5% in the quarter.

Global Financial Solutions (GFS)

Third quarter 2017 GFS segment revenue was $416 million, up 5% versus the prior year period both on a reported and organic constant currency basis. Within geographic regions, North America revenue of $238 million was up 1%, driven by good processing revenue growth largely offset by a decline in card personalization revenue. North America GFS card accounts on file grew 6% year over year. EMEA revenue was $121 million, up 7% both on a reported and organic constant currency basis, driven by internal growth and new business. Latin America revenue was $33 million, up 22%, or up 24% on an organic constant currency basis, driven by growth in Argentina. APAC revenue was $24 million, up 14%, or up 13% on an organic constant currency basis, primarily driven by growth in Australia.

Third quarter 2017 GFS segment expenses were $236 million, down 1% versus the prior year period on both a reported and organic constant currency basis.

Third quarter 2017 GFS segment EBITDA was $180 million, up 14% versus the prior year period on both a reported and organic constant currency basis. Reported segment EBITDA margin improved 350 basis points to 43.3% in the quarter.

Network & Security Solutions (NSS)

Third quarter 2017 NSS segment revenue was $395 million, up 5% versus the prior year period. Within NSS's primary businesses, Stored Value revenue grew 16% in the quarter, Security and Fraud revenue grew 5%, and EFT revenue declined 3%.

Third quarter 2017 NSS segment expenses were $211 million, flat versus the prior year period.

Third quarter 2017 NSS segment EBITDA was $184 million, up 11% versus the prior year period. Reported segment EBITDA margin improved 270 basis points to 46.6% in the quarter.

Income Tax (Benefit)/Expense

Third quarter 2017 income tax (benefit) / expense was a benefit of $(106) million, representing a change of $130 million from expense of $24 million in the prior year period. The significant change in income taxes in the current year period was primarily driven by discrete tax items in the quarter including a $132 million benefit associated with the release of a valuation allowance as a result of deferred tax liabilities recorded in connection with the accounting for the purchase of CardConnect in the current quarter.

Cash Flow

In the third quarter 2017, cash flow from operations was $581 million, down $171 million compared to $752 million in the prior year period. Free cash flow, which the Company defines as cash flow from operations less capital expenditures, distributions to minority interests and other, was $370 million in the current quarter, down $57 million compared to $427 million in the prior year period, primarily driven by the non-recurrence of a derivative settlement that occurred in the prior year period and timing impacts on settlement flows from day-of-week differences at respective period's quarter ends, partially offset by lower cash interest payments and improved operating results in the current period.

Capital Structure

First Data's total borrowings at September 30, 2017 increased to $18.6 billion, from $18.5 billion at December 31, 2016. The increase is a result of the recent acquisitions of CardConnect in July 2017, and Acculynk earlier in the year, partially offset by debt paydowns and divestitures. Net debt increased $32 million over the same timeframe.

BluePay Acquisition

As previously disclosed, on October 20, 2017, the Company announced that it has entered into an agreement to acquire BluePay Holdings, Inc., a provider of technology-enabled payment processing for merchants in the U.S. and Canada. BluePay is one of First Data’s largest distribution partners with a strong focus on software-enabled payments and Card-Not-Present transactions. The transaction is subject to customary closing conditions and is expected to close in the fourth quarter.

Innovation

First Data continues to invest in innovation to differentiate itself as a leader in commerce-enabling solutions. Below are examples of innovative solutions that the company introduced recently:

•
Disburse-to-debit: First Data's innovative solution for the gig economy allows businesses to disburse funds in real-time directly to a debit card. Faster payouts lead to increased loyalty, satisfaction, and reduced costs for businesses.

•
Breeze mobile apps: First Data and CareCloud joined forces to introduce the mobile app, Breeze. Backed by the power of First Data's Clover platform, Breeze’s mobile and web apps allow patients to manage their doctor appointments from their smart device, fill out necessary insurance and medical forms, and manage payments anywhere, anytime.

•
Apple/Clover launch: First Data and Apple announced the enablement of Apple Pay loyalty and gift cards through integration with First Data’s Clover platform. Developers and third party loyalty providers will also be able to leverage the Clover platform to facilitate Apple Pay for merchant clients. First Data’s Clover Go devices will be available in Apple retail stores across the U.S.

•
UnionPay International partnership: First Data and UnionPay International will partner to expand UnionPay card acceptance in the United States, both with in-store and  online purchases. The partnership allows Chinese visitors to use their UnionPay chip credit and debit cards at First Data’s U.S. merchant clients.

•	Amazon Pay mobile app accepted through First Data's Clover POS: certain restaurants utilizing First Data's Clover POS can now accept takeout orders directly from the Amazon mobile app.

•
Financial Services developer portal: First Data has launched a developer portal for our financial services clients in North America. This portal offers an extensive catalog of APIs to streamline how our issuing clients engage with us. Through the developer portal, our clients can now introduce enhancements and changes to their solutions faster and in a more frictionless way.

Non-GAAP Measures

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, total segment EBITDA margin, adjusted net income, adjusted net income per diluted share, free cash flow and net debt. The company has included non-GAAP measures because management believes that they help to facilitate comparisons of the company's operating results between periods. The company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In disclosing year-over-year comparisons, the company has chosen to present non-GAAP measures because it believes that these measures provide users of our financial statements a consistent basis for reviewing the company's performance across different periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

The company excludes certain items and other adjustments from total segment revenue, total segment expense, total segment EBITDA, total segment EBITDA margin, adjusted net income and adjusted net income per diluted share. See reconciliations for a complete list of items excluded from non-GAAP measures.

Adjusted net income is a non-GAAP financial measure used by management that provides additional insight on performance. Adjusted net income excludes amortization of acquisition-related intangibles, stock-based compensation, restructuring costs, deal integration costs, and other items affecting comparability and, therefore, provides a more complete understanding of continuing operating performance. Management believes that the presentation of adjusted net income provides users of our financial statements greater transparency into ongoing results of operations allowing them to better compare our results from period to period.

The company uses free cash flow, a non-GAAP measure. Free cash flow is defined as cash flow used in/provided by operating activities less capital expenditures, distributions to minority interest, and other. The company considers free cash flow to be a liquidity measure that provides useful information to management and users of our financial statements about the amount of cash generated by the business which can then be used to, among other things, reduce debt outstanding.

The company also uses net debt, a non-GAAP measure. Net debt is defined as total long-term borrowings plus short-term and current portion of long-term borrowings, at par value, excluding lines of credit used for settlement purposes, less cash and cash equivalents. The company believes that net debt provides additional insight on its level and management of leverage.

Certain revenue and expense measures in this release are presented excluding the estimated impacts of foreign currency changes ("Constant currency"). To present this information, monthly results in the current period for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding month of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Once translated, each month in the period is added together to calculate the constant currency current period results. The company believes that revenue growth is a key indication of how First Data is progressing from period to period and the non-GAAP constant currency financial measure is useful to investors, lenders and other creditors because such information enables them to measure the impact of currency fluctuations on the company's revenue from period to period.

Certain non-GAAP measures (segment revenue, segment expense and segment EBITDA) in this release are presented excluding the estimated impacts of foreign currency changes and acquisitions and divestitures ("Organic constant currency"). To present this information, results are adjusted as described above for currency fluctuations, and are further adjusted to exclude the results of significant divestitures in the prior year period, and include the results of significant acquisitions in the prior year period. The company believes that revenue, expense and EBITDA growth are key indications of how First Data is progressing from period to period and the non-GAAP organic constant currency financial measures are useful to investors, lenders and other creditors because such information enables them to measure the impact of currency fluctuations and recent acquisitions and divestitures on the company's revenue, expenses and EBITDA from period to period.

Investor Conference Call

The company will host a conference call and webcast on Monday, October 30, 2017, at 8 a.m. ET to review the third quarter 2017 financial results.

To listen to the call, dial +1 (844) 826-3033 (U.S.) or +1 (412) 317-5172 (outside the U.S.) at least 10 minutes prior to the start of the call. The call will also be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com along with a slide presentation to accompany the call.

A replay of the call will be available through November 30, 2017, at +1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.); passcode 10112524 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corporation (NYSE: FDC) is a global leader in commerce-enabling technology, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The company’s 24,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 2,800 transactions per second and $2.2 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Three months ended September 30,				Nine months ended September 30,
	2017	2016	% Change	Constant Currency % Change	2017	2016	% Change	Constant Currency % Change
Revenues:
Transaction and processing service fees(a)	$1,733	$1,693	2%	2%	$4,982	$4,953	1%	1%
Product sales and other(a)	348	307	13%	14%	1,016	893	14%	15%
Total revenues (excluding reimbursable items)	2,081	2,000	4%	4%	5,998	5,846	3%	3%
Reimbursable debit network fees, postage, and other	995	936	6%	6%	2,904	2,795	4%	4%
Total revenues	3,076	2,936	5%	5%	8,902	8,641	3%	3%
Expenses:
Cost of services (exclusive of items shown below)	698	711	(2)%	(2)%	2,089	2,140	(2)%	(2)%
Cost of products sold	96	87	10%	9%	267	251	6%	7%
Selling, general, and administrative	564	499	13%	13%	1,607	1,563	3%	3%
Depreciation and amortization	248	237	5%	4%	713	713	—%	—%
Other operating expenses	57	12	375%	375%	108	57	89%	91%
Total expenses (excluding reimbursable items)	1,663	1,546	8%	7%	4,784	4,724	1%	2%
Reimbursable debit network fees, postage, and other	995	936	6%	6%	2,904	2,795	4%	4%
Total expenses	2,658	2,482	7%	7%	7,688	7,519	2%	2%
Operating profit	418	454	(8)%		1,214	1,122	8%
Interest expense, net	(234)	(263)	(11)%		(706)	(810)	(13)%
Loss on debt extinguishment	(1)	(3)	(67)%		(72)	(58)	24%
Other (expense) income	(4)	(30)	(87)%		(7)	14	(150)%
Income before income taxes and equity earnings in affiliates	179	158	13%		429	268	60%
Income tax (benefit) expense	(106)	24	(542)%		(66)	57	(216)%
Equity earnings in affiliates	55	66	(17)%		167	198	(16)%
Net income	340	200	70%		662	409	62%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	44	68	(35)%		145	181	(20)%
Net income attributable to First Data Corporation	$296	$132	124%		$517	$228	127%

Net income attributable to First Data Corporation per share:
Basic	$0.32	$0.15	113%		$0.57	$0.25	128%
Diluted	$0.31	$0.14	121%		$0.55	$0.25	120%

Weighted-average common shares outstanding:
Basic	918	905			915	900
Diluted	944	923			938	918

NM represents not meaningful

(a)
Includes processing fees, administrative service fees, and other fees charged to merchant alliances accounted for under the equity method of $56 million and $162 million for the three and nine months ended September 30, 2017, respectively, and $52 million and $150 million for the comparable periods in 2016.

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	September 30, 2017	December 31, 2016

Cash and cash equivalents	$502	$385
Settlement assets	15,139	14,795
Total assets	41,645	40,292

Short-term and current portion of long-term borrowings	854	358
Settlement obligations	15,139	14,795
Long-term borrowings	17,795	18,131
Total liabilities	36,609	36,088

Redeemable noncontrolling interest	72	73

Total First Data Corporation stockholders' equity	2,098	1,220
Noncontrolling interests	2,866	2,911
Total equity	4,964	4,131

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Source/(Use) of cash
Net cash provided by operating activities	$581	$752	$1,582	$1,660
Net cash used in investing activities	(818)	(128)	(1,057)	(338)
Net cash provided by (used in) financing activities	252	(435)	(410)	(1,258)
Supplemental cash flow data
Cash interest payments(a)	$231	$279	$684	$759

(a)	For purposes of this schedule, cash interest payments excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended September 30,				Nine months ended September 30,
	2017	2016	% Change	Organic CC % Change(e)	2017	2016	% Change	Organic CC % Change(e)
Consolidated Revenues	$3,076	$2,936	5%		$8,902	$8,641	3%
Adjustments:
Non wholly owned entities(a)	(14)	(25)	(44)%		(49)	(59)	(17)%
Independent Sales Organization (ISO) commission expense(b)	(162)	(155)	5%		(470)	(476)	(1)%
Reimbursable debit network fees, postage, and other	(995)	(936)	6%		(2,904)	(2,795)	4%
Total Segment Revenues	$1,905	$1,820	5%	3%	$5,479	$5,311	3%	4%

Segment Revenues:
Global Business Solutions	$1,094	$1,045	5%	2%	$3,131	$3,037	3%	3%
Global Financial Solutions	416	397	5%	5%	1,211	1,178	3%	5%
Network & Security Solutions	395	378	5%	5%	1,137	1,096	4%	4%
Total Segment Revenues	$1,905	$1,820	5%	3%	$5,479	$5,311	3%	4%

	Three months ended September 30,				Nine months ended September 30,
	2017	2016	% Change	Organic CC % Change(e)	2017	2016	% Change	Organic CC % Change(e)
Consolidated Expenses	$2,658	$2,482	7%		$7,688	$7,519	2%
Adjustments:
Non wholly owned entities(a)	(15)	(16)	(6)%		(50)	(52)	(4)%
Independent Sales Organization (ISO) commission expense(b)	(162)	(155)	5%		(470)	(476)	(1)%
Reimbursable debit network fees, postage, and other	(995)	(936)	6%		(2,904)	(2,795)	4%
Depreciation and amortization	(248)	(237)	5%		(713)	(713)	—%
Stock-based compensation	(62)	(43)	44%		(183)	(214)	(14)%
Other(c)	(58)	(14)	314%		(113)	(79)	43%
Total Segment Expenses	$1,118	$1,081	3%	1%	$3,255	$3,190	2%	2%

Segment Expenses:
Global Business Solutions	$629	$590	7%	3%	$1,801	$1,758	2%	3%
Global Financial Solutions	236	239	(1)%	(1)%	709	705	1%	2%
Network & Security Solutions	211	212	—%	—%	617	613	1%	1%
Corporate	42	40	5%	5%	128	114	12%	12%
Total Segment Expenses	$1,118	$1,081	3%	1%	$3,255	$3,190	2%	2%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended September 30,				Nine months ended September 30,
	2017	2016	% Change	Organic CC % Change(e)	2017	2016	% Change	Organic CC % Change(e)
Net income attributable to First Data Corporation	$296	$132	124%		$517	$228	127%
Adjustments:
Non wholly owned entities(a)	(9)	(7)	29%		(21)	(24)	(13)%
Depreciation and amortization	248	237	5%		713	713	—%
Interest expense, net	234	263	(11)%		706	810	(13)%
Loss on debt extinguishment	1	3	(67)%		72	58	24%
Other items(d)	61	44	39%		120	65	85%
Income tax expense	(106)	24	NM		(66)	57	(216)%
Stock-based compensation	62	43	44%		183	214	(14)%
Total Segment EBITDA	$787	$739	6%	5%	$2,224	$2,121	5%	5%

Segment EBITDA:
Global Business Solutions	$465	$455	2%	—%	$1,330	$1,279	4%	4%
Global Financial Solutions	180	158	14%	14%	502	473	6%	8%
Network & Security Solutions	184	166	11%	11%	520	483	8%	8%
Corporate	(42)	(40)	5%	5%	(128)	(114)	12%	12%
Total Segment EBITDA	$787	$739	6%	5%	$2,224	$2,121	5%	5%

Net income attributable to First Data Corporation margin:	9.6%	4.5%			5.8%	2.6%
Total segment EBITDA margin:	41.3%	40.6%	70bps		40.6%	39.9%	70bps
NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue. In addition, our segment measures reflect revenue-based commission payments to Independent Sales Organizations (ISOs).

(b)
Retail Independent Sales Organization commissions are presented within Selling, general, and administrative expense in the unaudited consolidated statements of operations but are netted in segment revenues for segment reporting.

(c)	Includes restructuring, certain retention bonuses, non-normal course litigation and regulatory settlements, asset impairments, deal costs, and debt issuance costs.

(d)
Items noted within (c) above and "Other income (expense)" as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses) and the gain on Visa Europe share sale.

(e) Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period. Impacts to growth rates from acquisitions/divestitures only relate to the GBS segment.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT REVENUE RECONCILIATION
	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Total Segment revenue	$1,905	$1,820	5%	$5,479	$5,311	3%
Currency impact	(3)	—		33	—
Acquisitions/Divestitures	—	26		—	6
Organic constant currency(a) segment revenue growth	$1,902	$1,846	3%	$5,512	$5,317	4%

GBS revenue	$1,094	$1,045	5%	$3,131	$3,037	3%
Currency impact	(3)	—		12	—
Acquisitions/Divestitures	—	26		—	6
Organic constant currency(a) GBS revenue growth	$1,091	$1,071	2%	$3,143	$3,043	3%

GBS NA revenue	$833	$819	2%	$2,410	$2,371	2%
Currency impact	(1)	—		—	—
Acquisitions/Divestitures	—	36		—	36
Organic constant currency(a) GBS NA revenue growth	$832	$855	(3)%	$2,410	$2,407	—%

GBS APAC revenue	$39	$43	(8)%	$109	$125	(13)%
Currency impact	—	—		(2)	—
Acquisitions/Divestitures	—	(10)		—	(31)
Organic constant currency(a) GBS APAC revenue growth	$39	$33	18%	$107	$94	14%

SEGMENT EXPENSE RECONCILIATION
	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Total Segment expense	$1,118	$1,081	3%	$3,255	$3,190	2%
Currency impact	(4)	—		14	—
Acquisitions/Divestitures	—	17		—	—
Organic constant currency(a) segment expense growth	$1,114	$1,098	1%	$3,269	$3,190	2%

GBS expense	$629	$590	7%	$1,801	$1,758	2%
Currency impact	(3)	—		3	—
Acquisitions/Divestitures	—	17		—	—
Organic constant currency(a) GBS expense growth	$626	$607	3%	$1,804	$1,758	3%

SEGMENT EBITDA RECONCILIATION
	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Total Segment EBITDA	$787	$739	6%	$2,224	$2,121	5%
Currency impact	1	—		18	—
Acquisitions/Divestitures	—	9		—	6
Organic constant currency(a) segment EBITDA growth	$788	$748	5%	$2,242	$2,127	5%

GBS EBITDA	$465	$455	2%	$1,330	$1,279	4%
Currency impact	1	—		9	—
Acquisitions/Divestitures	—	9		—	6
Organic constant currency(a) GBS EBITDA growth	$466	$464	—%	$1,339	$1,285	4%

(a)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period. Impacts to growth rates from acquisitions/divestitures only relate to the GBS segment.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Net income attributable to First Data Corporation	$296	$132	124%	$517	$228	127%
Adjustments:
Stock-based compensation	62	43	44%	183	214	(14)%
Loss on debt extinguishment(a)	1	3	(67)%	72	58	24%
Mark-to-market adjustment for derivatives and euro-denominated debt(b)	—	—	NM	—	5	(100)%
Amortization of acquisition intangibles and deferred financing costs(c)	106	104	2%	295	318	(7)%
Loss on disposal of businesses	—	31	NM	—	31	NM
Visa Europe settlement gain	—	—	NM	—	(29)	NM
Restructuring	24	6	300%	63	51	24%
Intercompany foreign exchange gain (loss)	2	(2)	(200)%	6	(21)	(129)%
Fees paid on debt modification	1	—	NM	10	18	(44)%
Impairment, litigation, and other(d)	10	6	67%	13	13	—%
Deal and integration costs	21	—	NM	26	—	NM
Income tax on above items and discrete tax items(e)	(150)	(11)	NM	(176)	(31)	NM
Adjusted net income	$373	$312	20%	$1,009	$855	18%

Adjusted net income per share:
Basic	$0.41	$0.34	21%	$1.10	$0.95	16%
Diluted	$0.40	$0.34	18%	$1.08	$0.93	16%

Weighted-average common shares used to compute adjusted net income per share:
Basic	918	905	1%	915	900	2%
Diluted	944	923	2%	938	918	2%
NM represents not meaningful

(a)	Represents costs associated with debt restructuring activities on extinguished debt.

(b)	Represents mark-to-market activity related to our undesignated hedges.

(c)
Represents amortization of intangibles established in connection with the 2007 Merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs of $4 million for the three months ended September 30, 2017 and 2016, respectively, and $12 million and $11 million, respectively, for the nine months ended September 30, 2017 and 2016.

(d)	Represents impairments, non-normal course litigation and regulatory settlements, investments gains (losses), divestitures, and other, as applicable to the periods presented.

(e)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions. "Income tax on above items and discrete tax items" also includes the impact of significant discrete tax items impacting Net income (loss) attributable to First Data Corporation.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

FREE CASH FLOW RECONCILIATION

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	Change	2017	2016	Change

Net cash provided by operating activities	$581	$752	$(171)	$1,582	$1,660	$(78)
Capital expenditures	(134)	(119)	(15)	(390)	(351)	(39)
Distribution to minority interest and other	(77)	(206)	129	(113)	(363)	250
Free cash flow	$370	$427	(57)	$1,079	$946	133

	NET DEBT RECONCILIATION

	As of	As of
	September 30, 2017	December 31, 2016
Total long-term borrowings	$17,795	$18,131
Total short-term and current portion of long-term borrowings	854	358
Total borrowings	18,649	18,489
Unamortized discount and unamortized deferred financing costs	140	156
Total borrowings at par	18,789	18,645
Less: Settlement lines of credit and other arrangements	(79)	(84)
Gross debt	18,710	18,561
Less: Cash and cash equivalents	(502)	(385)
Net debt	$18,208	$18,176

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
GBS:
North America merchant transactions(a)	12,517	11,881	5%	36,494	34,368	6%
International merchant transactions(b)	2,453	2,087	18%	7,173	5,801	24%

GFS:
North America card accounts on file(c)				894	844	6%
International card accounts on file(d)				166	147	13%

NSS:
Network transactions (EFT and Stored Value)(e)	5,539	5,040	10%	16,005	14,715	9%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions. International merchant transaction for the three and nine months ended September 30, 2016 reflected an updated count of transactions. International merchant transactions reflect 100% of alliance transactions.

(c)	North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented.

(d)
International card accounts on file reflect the total number of bankcard and retail accounts outside the United States and Canada as of the end of the periods presented. International card accounts on file as of September 30, 2016 reflect an updated cards on account total.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, Payroll and Gift Solutions and POS transactions.

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) the successful management of our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) our successful management of credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to use our net operating losses without restriction to offset income for US tax purposes; (10) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (11) the acquisition or disposition of material business or assets; (12) our ability to successfully value and integrate acquired businesses; (13) our high degree of leverage; (14) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (15) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (16) the impact of new or changes in current laws, regulations, credit card association rules, or other industry standards; and (17) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings, and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2016, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.